UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 6, 2011 (December 5, 2011)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

In accordance with that certain Settlement Agreement dated April 5, 2010, by and among Quicksilver Resources, Inc., corporation (“Quicksilver”), BreitBurn Energy Partners L.P. (the “Partnership”), BreitBurn GP, LLC (the “Company”) and certain other parties named therein, on December 5, 2011, Messrs. W. Yandell Rogers, III and Walker C. Friedman each submitted his resignation, effective December 5, 2011, as a member of the Company’s Board of Directors (the “Board”) due to Quicksilver having disposed of 100% of its interest in the Partnership.

(d) Election of Director.

On December 5, 2011, the Board of the Company elected Messrs. Halbert S. Washburn, the Chief Executive Officer of the Company, and Randall H. Breitenbach, the President of the Company, as members of the Board.  Mr. Washburn was elected to a term that will expire at the annual meeting to be held in 2013, and Mr. Breitenbach was elected to a term that will expire at the annual meeting to be held in 2014.  Upon the expiration of their respective terms, they may each be reelected for a three year term.  Messrs. Washburn and Breitenbach, as management of the Company, will not serve as members of the two independent committees of the Board and will not receive additional compensation for their services as directors.

For information on the compensatory and other relationships among the Partnership, the Company and each of Messrs. Washburn and Breitenbach, please see the disclosure contained in the Partnership's 2011 Proxy Statement dated April 29, 2011 and filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934, which disclosure is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: December 6, 2011	By:	/s/Gregory C. Brown
Gregory C. Brown General Counsel

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